Exhibit 99.2

NEWS RELEASE

MURPHY OIL CORPORATION ACHIEVES APPRAISAL SUCCESS AT
HAI SU VANG FIELD, UNLOCKING SIGNIFICANT RESOURCE UPSIDE

HOUSTON, Texas, January 6, 2026 – Murphy Oil Corporation (NYSE: MUR) today announced that its subsidiary has successfully drilled the Hai Su Vang-2X (HSV-2X) appraisal well in Block 15-2/17 in the Cuu Long Basin, located approximately 40 miles offshore of Vietnam. The well spud in early October 2025 and marks a major milestone in Murphy’s strategic appraisal campaign for the Hai Su Vang (Golden Sea Lion) field.

The HSV-2X well was drilled to appraise the 2025 Hai Su Vang discovery, where the initial discovery well encountered approximately 370 feet of net oil pay across two reservoirs. The HSV-2X well encountered 429 feet of net oil pay across the same two reservoirs, including 332 feet of net oil pay in the deeper primary reservoir and 97 feet of net oil pay in the shallow reservoir.

Within the primary reservoir, the HSV-2X appraisal well deepened the proven oil-down-to by 413 feet without encountering water, extending the total hydrocarbon column to approximately 1,600 feet. Formation evaluation supports reservoir continuity to the HSV-1X discovery well. The primary reservoir achieved a production rate of 6,000 barrels of oil per day during flow testing of the appraisal well. The well produced high-quality, 37-degree API oil which is consistent with the results from the discovery well. Further testing is ongoing.

These results confirm Hai Su Vang as a significant discovery and inform an updated range of recoverable resources for the field. The updated midpoint of recoverable resources for the primary reservoir is towards the high end of our previously communicated range of 170 to 430 MMBOE and the high end of the new range now exceeds 430 MMBOE. Additionally, results from the shallow reservoir provide recoverable resource upside not included in the previously communicated range. Additional appraisal wells are necessary to further refine the range of recoverable resources for both reservoirs.

“This is a pivotal moment for our Vietnam business,” said Eric Hambly, President and Chief Executive Officer. “The success of HSV-2X not only reinforces the commerciality of the Hai Su Vang field but also sets the stage for a robust development program. We are proud of our team’s execution and remain committed to working closely with our partners and the Vietnamese Government to unlock the full potential of this asset.”

Following completion of HSV-2X operations, Murphy will continue its strategic appraisal campaign to further delineate the field and evaluate additional reservoir intervals with the HSV-3X appraisal well located in Block 15-1/05, and the HSV-4X well in Block 15-2/17. Both appraisal wells are included in our capital program, and we are reaffirming our previously stated CAPEX guidance of $1.1–$1.3 billion for 2026.

Murphy’s subsidiaries, Murphy Cuu Long Tay Oil Co., Ltd. and Murphy Cuu Long Bac Oil Co., Ltd., serve as the operators of Block 15-2/17 and Block 15-1/05, respectively, holding a 40 percent working interest in each block. PetroVietnam Exploration Production Corporation Ltd. holds a 35 percent working interest in each block, and SK Earthon Co., Ltd. holds the remaining 25 percent.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is an independent oil and natural gas company with a multi-basin onshore and offshore portfolio and significant exploration opportunities. The company has more than a century-long history of demonstrating strong execution and innovative, full-cycle development capabilities with a focus on value creation that drives shareholder returns. Murphy’s foresight and financial discipline, along with its culture of adaptability and accountability, will allow the company to continue its outstanding legacy and exceptional reputation. The company’s current operations include extensive inventory located onshore in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay, as well as offshore in the Gulf of America and Canada. Murphy also strives to create long-term shareholder value through offshore exploration and development in the Gulf of America, Vietnam and Côte d’Ivoire. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the US or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the US Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

Investor Contacts: InvestorRelations@murphyoilcorp.com Atif Riaz, 281-675-9358 Beth Heller, 281-675-9363